                                  EXHIBIT 10.11

                              TERMINATION AGREEMENT

     This Termination Agreement, effective as of September 1, 1997, is entered into by and between ConSyGen, Inc., a Texas corporation ("ConSyGen-Texas"), and Carriage House Capital, Inc., a corporation with a principal place of business in Tempe, Arizona ("Carriage House").

     WHEREAS, Carriage House and ConSyGen-Texas are party to a certain letter agreement dated May 19, 1997, which the parties wish to terminate, effective as of September 1, 1997.

     WHEREAS, the parties hereto wish to terminate any and all other agreements between the parties and their respective affiliates.

                                  NOW THEREFORE

     The parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1. TERMINATION OF AGREEMENTS. All agreements between Carriage House and/or its affiliates (together "CHC"), on the one hand, and ConSyGen-Texas and/or its wholly-owned subsidiary, ConSyGen, Inc., a Arizona corporation, and their respective affiliates (together, the "Company"), on the other hand, including, without limitation, that certain letter agreement between Carriage House and ConSyGen-Texas are hereby terminated, and neither CHC nor the Company shall have any further liability under any such agreements.


                                  CONSYGEN, INC. (a Texas Corporation)


                                  By: /s/ Robert L. Stewart
                                      ------------------------------
                                      Robert L. Stewart, Chairman


                                  CARRIAGE HOUSE CAPITAL, INC.


                                  By: /s/  Howard Baer
                                      ------------------------------
                                      Howard Baer, President